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                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-59256) of American Business Information, Inc. of our report dated January 24, 1997, February 15, 1997 and July 31, 1997 on our audits of the consolidated financial statements and financial statement schedule of American Business Information, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


                                                    /s/ Coopers & Lybrand L.L.P.
                                                    COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
September 4, 1997